UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2025

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

648 N. PLANKINTON AVE., 4TH FLOOR
MILWAUKEE, WISCONSIN 53203
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 293-1500

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Enerpac Tool Group Corp. (the “Company”) has extended an offer of employment to Noah N. Popp, which Mr. Popp has accepted, to serve as Executive Vice President, General Counsel and Secretary of the Company upon the commencement of his employment, which is expected to be on July 14, 2025. Mr. Popp most recently served as Regional General Counsel-Americas and Corporate Secretary of JBT Marel Corporation since September 2014, having served over the prior ten years in various in-house legal counsel positions with Kraft Foods Group Inc., TMK IPSCO, Reyes Holdings, L.L.C. and IPSCO Inc. Mr. Popp received a B.S., summa cum laude, from the University of Wisconsin-Madison and a J.D., magna cum laude, from the University of Wisconsin Law School.

On June 30, 2025, the Company notified James P. Denis that he will no longer serve as Executive Vice President, General Counsel and Secretary of the Company effective July 14, 2025. As a result of this action, Mr. Denis will be eligible for severance under the Company’s Senior Officer Severance Plan, the terms of which are described in the Company’s proxy statement for its annual meeting of shareholders held February 6, 2025, beginning on page 39, which description is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2025
ENERPAC TOOL GROUP CORP.

	By:	/s/ Darren M. Kozik
Darren M. Kozik
Executive Vice President and Chief Financial Officer